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                                                                      EXHIBIT 99



           CAUTIONARY FACTORS RELEVANT TO FORWARD-LOOKING STATEMENTS

     From time to time management of FTP Software, Inc. ("FTP" or the "Company") has made, and may in the future make, forward-looking statements, based on management's then-current expectations, including statements made in Securities and Exchange Commission filings, in press releases and oral statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties, and actual results could differ materially from those set forth in the forward-looking statements for a variety of reasons. These reasons include, but are not limited to, competition, technological and other market changes, increased demands on management as a result of recent acquisitions, and other factors outlined below.

     As used herein, the term the "Company" is generally deemed to refer to FTP and its subsidiaries, including Firefox Communications Inc. ("Firefox"), which the Company acquired on July 22, 1996 through a merger of a subsidiary of the Company with Firefox.

     Competition. The networking software industry is highly competitive, and is characterized by evolving industry standards, frequent introduction of new products and product enhancements, and continuous improvement in product reliability, compatibility, memory use and performance. The Company competes with major computer and communications systems vendors, including International Business Machines Corporation ("IBM"), Microsoft Corporation ("Microsoft"), Novell, Inc. ("Novell") and Sun Microsystems, Inc. ("Sun"), as well as smaller networking software companies, such as NetManage, Inc. ("NetManage"). Some of the Company's competitors have substantially greater financial, technical, sales, marketing and other resources than the Company, as well as greater name recognition and a larger customer base. In addition, the Company's core product lines are based upon the Transmission Control Protocol/Internet Protocol ("TCP/IP"), an open non-proprietary data communications protocol suite. Several of the Company's competitors have developed proprietary networking applications and certain of such vendors, including Microsoft, provide a TCP/IP protocol suite in their products. The introduction of such protocol suites is currently lengthening the sales cycles and has resulted in a decrease in average unit sales prices for certain of the Company's products and may continue to have this effect, which has materially adversely affected the Company's results of operations in the first half of 1996 and may continue to have this effect in the remainder of 1996. The Company anticipates that other companies may also enter the market with their own implementations of TCP/IP. The Company is also facing competition from makers of terminal emulation software, such as Attachmate Corporation ("Attachmate") and Wall Data, Inc. ("Wall Data"). In addition, existing competitors could devote additional resources to the development of TCP/IP or expand their existing TCP/IP product lines. Increased competition from existing or new products could adversely affect demand for the Company's products and has led, and could continue to lead, to increased price competition, longer sales cycles and other concessions, adversely affecting the Company's gross margins and operating results.

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     The market for Internet-based software and services is new, intensely competitive, rapidly evolving and subject to rapid technological change. The Company expects competition in this market to persist, intensify and increase in the future. Some of the Company's current and potential competitors have longer operating histories, greater name recognition, larger installed customer bases and significantly greater financial, technical and marketing resources than does the Company. Such competition could materially adversely affect the Company's business, operating results or financial condition. The Company's current and potential competitors include Microsoft, browser software vendors including Netscape Communications Corporation ("Netscape"), Web server software and service vendors, PC and UNIX software vendors and other vendors, including Apple Computer, Inc., Sun, Hewlett-Packard Co. ("Hewlett-Packard"), IBM, Digital Equipment Corp. ("Digital"), The Santa Cruz Operation, Inc. and Silicon Graphics, Inc. Certain operating system companies, such as Microsoft, have incorporated Web client functionality into their software products and offer this functionality at little or no additional cost to customers. If client products incorporated into operating systems by such operating system vendors gain market acceptance, these organizations may be better positioned than the Company to sell Web server and applications software products. In addition, software companies which have server products in other product categories may choose in the future to enhance the functionality of existing products or develop new competitive products. Further, the Company's current products are designed around certain standards, and industry acceptance of competing standards could decrease the demand for the Company's products. For example, Microsoft and IBM are each proposing an alternative security standard, and widespread adoption of either standard could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to compete successfully against current or future competitors. Competitive pressures faced by the Company have materially adversely affected its business, financial condition and results of operations in the first half of 1996 and are expected to continue to have such an effect during the remainder of 1996.

     Because NOV*IX and other Firefox products have been developed for LANs running Novell's NetWare LAN operating system, sales of such products (and, as a result, the business, financial condition and results of operations of the Company) could be materially adversely affected by market developments adverse to Novell or NetWare.

     Rapid Technological and Other Market Changes and Dependence on New Products. The market for networking software products is subject to rapid changes in technology and customer preferences, such as the recent decline in the use of DOS-based computing systems and the embedding of competing products into new PCs. The Company's growth and future financial performance will depend upon its ability to develop and introduce new products and enhancements of existing products that accommodate the latest technological advances and customer requirements, and also on its ability to increase unit volume sales of its connectivity products and to generate significant product revenues from its client-server and mail products and from its messaging products currently under development. Any failure to increase revenues from connectivity products or to generate significant revenues from such other products could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that new products or product enhancements will be developed or marketed successfully by the Company on a timely basis or at all, that any new product or product enhancements will achieve market acceptance, that other software vendors will not develop and market products which are superior to the Company's products or that such other products will not achieve greater market acceptance. In

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addition, the ability of the Company to develop and market new products and product enhancements is dependent upon its ability to retain qualified employees. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, to develop and introduce new products or product enhancements in a timely fashion, or to retain qualified employees, could have a material adverse effect on its business, financial condition and results of operations.

     Because certain of the Company's products incorporate software and other technologies developed and maintained by third parties, the Company is to a certain extent dependent upon such third parties' ability to enhance their current products, to develop new products on a timely and cost-effective basis that will meet changing customer needs, and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company would be able to replace the functionality provided by the third party technologies currently offered in conjunction with the Company's products if such technologies become unavailable to the Company or obsolete or incompatible with future versions of the Company's products or market standards. The absence of or any significant delay in the replacement of that functionality could have a material adverse effect on the Company's business, financial condition or results of operations.

     Networking software products as complex as those offered by the Company may contain undetected errors or failures when first introduced or as new versions are released. There can be no assurance that, despite testing by the Company and current and potential customers, errors will not be found in new products and product enhancements after commencement of commercial shipments, resulting in loss of or delay in market acceptance. Such loss or delay could have a material adverse effect on the Company's business, financial condition and results of operations.

     Declining Average Selling Prices. Until 1995, the market for the Company's products was not characterized by significant price competition; however, as noted above, the Company is facing increasing pricing pressures from competitors. These pressures are likely to continue to increase, have led to a decrease in average unit sales prices for certain of the Company's products, could continue to have this effect on average unit sales prices for the Company's products, and have had and could continue to have a material adverse effect on the Company's results of operations and financial condition.

     Management of Earlier Expansion; Dependence on Key Personnel. The Company experienced rapid growth in recent periods. This growth has placed, and will continue to place, a significant demand on the Company's management and other resources. From January 1, 1995 through April 30, 1996, the number of the Company's employees grew from approximately 474 to approximately 880. Included in such increase were key members of management as well as approximately 150 employees hired in connection with business acquisitions. In early May 1996, in connection with a reorganization of the Company's operations, the Company decided to effect certain cost-cutting measures, including a reduction of approximately 10% in the number of the Company's full-time employees. Since the May reorganization, the number of the Company's employees has decreased further, which the Company believes is primarily attributable to increased competition for qualified personnel in the market and, to a lesser extent, the integration of Firefox and the Company's other recent acquisitions. In connection with the Firefox acquisition, the number of the Company's employees increased by approximately 124 persons.

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     Additionally, management of FTP believes that the rapid expansion of its sales and marketing force since January 1, 1995, from 220 persons at December 31, 1994 to 329 persons at December 31, 1995 to 375 persons at May 2, 1996, and the opening and expansion of several new offices outside of the United States during 1995 and early 1996 has resulted in certain inefficiencies in its sales and marketing organizations. If such inefficiencies cannot be eliminated, FTP will not be able to take full advantage of the expansion of its sales and marketing organizations, which may have a material adverse effect on its results of operations.

     Competition for qualified personnel in the software industry is intense and there can be no assurance that the Company will be able to retain a sufficient number of qualified employees. The success of the Company will depend to a significant degree upon its ability to retain qualified personnel and the continued contributions of its key management, marketing, product development and operational personnel. It may become increasingly difficult for the Company to hire, train and assimilate new employees. If the Company is unable to recruit or retain key technical, sales and other personnel, the Company's business, financial condition and results of operations could be materially adversely affected.

     Reliance on Acquisitions. In addition to internal development, the Company expects to continue its strategy of expanding its products and technology in part through the acquisition of specific complementary products and of businesses that have developed products and technologies similar to those of the Company. This strategy is an important component of the Company's ability to achieve its goal of providing to its customers a comprehensive suite of client-based and server-based solutions addressing TCP/IP-based applications and networks, and the Company believes that its future growth depends, in part, upon the success of this strategy. While the Company is continually searching for product development opportunities, there can be no assurance that it will be successful in identifying, acquiring and developing such products and technology. If any potential acquisition opportunities are identified, there can be no assurance that the Company will consummate such acquisitions or successfully integrate the technology or businesses acquired into the Company. The Company may in the future face increased competition for acquisition opportunities, which may inhibit its ability to consummate suitable acquisitions and increase the cost of completing acquisitions.

     Acquisitions involve a number of special risks and factors, including, among other things, the diversion of management's attention, the assimilation of the operations and personnel of the acquired company or business, the incorporation of acquired products into existing product lines, adverse short-term effects on reported operating results, the amortization of acquired intangible assets, the loss of key employees of the acquired company or business and the difficulty of presenting a unified corporate image. No assurance can be given that any acquisition by the Company will or will not occur, that if an acquisition does occur that it will not materially and adversely affect the Company or that any such acquisition will be successful in enhancing its business. If the operations of an acquired company or business do not meet expectations, the Company may be required to restructure the acquired business or write off the value of some or all of the assets of the acquired business.

     Integration of Firefox. The successful combination of companies in the rapidly changing high technology industry requires coordination of sales and marketing and research and development efforts and may be more difficult to accomplish than in some other industries. In the case of the Firefox acquisition, the difficulties of such integration may initially be increased

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by the necessity of coordinating geographically separated organizations (in suburban Boston, Massachusetts, in Santa Clara, California, and in Solihull, England) and integrating personnel with disparate business backgrounds and corporate cultures. The length of time necessary to consummate the acquisition caused a loss of momentum in the business of Firefox and resulted in a loss of key Firefox sales and marketing management personnel in the United States and the United Kingdom, and may result in a loss of additional key personnel. The integration of the two companies has required the attention and dedication of management resources that has caused and may continue to cause a disruption of the business activities of the two companies and a loss of momentum in the business of Firefox. The foregoing could have an adverse effect on the revenue and operating results of the Company, at least in the near term. Changes necessitated by the acquisition that may be made to the operations or management of Firefox and the Company could have a material adverse effect on the business, financial condition and results of operations of the Company. In addition, the Company recently completed three other business acquisitions which it is still in the process of integrating. These and any future acquisitions may impose additional difficulties on the integration of Firefox into the Company.

     The Company believes that certain Firefox and FTP customers may have deferred purchasing decisions while evaluating the Company's future product strategy and competitive position in the industry. Any such deferrals could have a material adverse effect on the Company's business, financial condition and results of operations at least in the near term.

     Firefox has relied significantly on its independent distributors, systems integrators and value-added resellers for certain elements of the marketing and distribution of its products. There can be no assurance that any of Firefox's current distributors, systems integrators or value-added resellers will be retained. Any changes in distribution channels may adversely affect sales of the Firefox product line and consequently may adversely affect the Company's business, financial condition and results of operations, at least in the near term.

     Potential Fluctuations in Operating Results. The Company's operating results have in the past and may in the future fluctuate from period to period as a result of a variety of factors, including, among other things: the purchasing patterns of its customers; the lengthening of sales cycles; the mix of products sold; customer order deferrals in anticipation of new products or product enhancements; market acceptance and timing of the introductions of new products and product enhancements by the Company and its competitors; variations in sales by product and distribution channel; changes in resellers' inventory practices; the exercise of stock rotation or inventory price protection practices by distributors; the accuracy of resellers' forecasts of customer demands; fluctuations in domestic and foreign economic conditions; competitive pricing pressures; and the Company's sales compensation programs, which are based on both quarterly and annual sales levels. In addition, substantially all of the Company's product revenue and profit in each quarter result from orders received in that quarter, and an increasingly large portion of orders are received during the last month of such quarter. If revenue does not meet expectations in any given quarter, operating results may be materially adversely affected. There can be no assurance that the Company will not experience significant fluctuations in operating results in the future. Quarterly sales and operating results generally depend on the volume and timing of and ability to fulfill orders received within the quarter, which are difficult to forecast. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall of demand for the Company's products and services in relation to the Company's expectations would have an immediate adverse impact on the Company's business,

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financial condition and results of operations.  To the extent that expenses precede or are not subsequently followed by increased revenue, the Company's business, financial condition and results of operations will be materially adversely affected. Based on the foregoing, the Company believes that period to period comparisons of results of operations are not necessarily meaningful and should not be relied upon as an indicator of future performance.

     International Sales. Sales outside the United States accounted for approximately 44% and 46% of the Company's total revenues in 1994 and 1995, respectively. Sales in the United Kingdom accounted for approximately 40% and 39% of Firefox's net revenues in 1994 and 1995, respectively. The Company expects that sales outside the United States will continue to account for a substantial portion of revenue for the foreseeable future. Growth in international sales is expected to be a significant factor in the future success of the Company. The Company's international sales have decreased in 1996, primarily as a result of increased competition, longer sales cycles and lower average unit sales prices as described above. There can be no assurance that the Company will be able to increase international sales of its products or that its international distribution channels will be able to service and support its products adequately.

     There are certain general risks inherent in conducting international business, including exposure to currency exchange rate fluctuations, changes in markets caused by various political, social and economic factors, unexpected changes in regulatory requirements, tariffs and other trade barriers, costs and risks of localizing products for foreign countries, longer payment terms, potentially adverse tax consequences, repatriation of earnings, the burdens of complying with a wide variety of foreign laws and the difficulties of managing international operations. In addition, revenue of the Company earned in various countries where the Company does business may be subject to taxation by more than one jurisdiction, thereby adversely affecting the Company's earnings.
There can be no assurance that such factors will not have a material adverse effect on the revenue from the Company's future international sales and, consequently, the Company's business, financial condition and results of operations.

     An increase in the value of the U.S. dollar relative to foreign currencies would make the Company's products more expensive and therefore potentially less competitive in those markets. While the Company has historically priced, invoiced and collected international sales primarily in United States dollars, Firefox prices, invoices and collects a substantial portion of its sales in foreign currencies, primarily British pounds sterling. In addition, the Company anticipates that as the size of its international customers and contracts increases, it will also transact a greater number of sales in local currencies. Accordingly, the Company anticipates that fluctuations in currency exchange rates could in the future have an adverse effect on its results of operations and financial condition.

     Because substantially all of the Company's international sales are indirect, any material increase in the Company's international sales as a percentage of total revenue may have an adverse effect on its gross margins due to the lower per unit revenue realized by the Company on sales through indirect channels.

     Developing Internet Market; New Entrants; Unproven Acceptance of Products; Price Erosion. The market for certain of the Company's software and services for the Internet and corporate intranet markets has only recently begun to develop, is rapidly evolving and is characterized by an increasing number of market entrants who have introduced or developed

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products and services for communication and commerce over the Internet and private Internet Protocol ("IP") networks. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty. The industry is young and has few proven products. Moreover, critical issues concerning the commercial use of the Internet (including profitability, security, reliability, cost, ease of use and access, and quality of service) remain unresolved and may impact the growth of Internet use. While the Company believes its software products offer significant advantages for commerce and communication over the Internet and private IP networks, there can be no assurance that commerce and communication over the Internet or private IP networks will become as widespread as quickly as expected, or that the Company's products will become widely adopted for these purposes. In addition, the Company's client software products for the Internet market are subject to pricing pressures and marketing risks due to free client software distributed by on-line service providers, Internet access providers and others. Further, companies such as Microsoft, IBM, Netscape and Intuit are now bundling or are planning to bundle or otherwise offer client software with their operating systems or other product offerings at little or no additional cost to users. Both of these factors have resulted in a decrease in average selling prices for the Company's client software products for the Internet market. Further, there can be no assurance that such products, even if accepted, will generate significant profits for the Company. If the Internet or intranet markets fail to develop, develop more slowly than expected or become saturated with competitors, or if the Company's products for the Internet or intranet markets do not achieve market acceptance, the Company's business, financial condition and results of operations will be materially adversely affected.

     Dependence on TCP/IP Protocol. The Company's core networking products are designed to utilize TCP/IP, an open non-proprietary data communications protocol suite. Continued widespread commercial use and development of TCP/IP is critical to the Company's success. While TCP/IP is currently the leading networking data communications protocol standard, other organizations, including the International Standards Organization, have developed or are developing other open protocol standards that compete with TCP/IP. In addition, certain competitors, such as IBM and Novell, have developed proprietary protocols that compete with TCP/IP. If any of these alternative protocols becomes widely accepted in the networking marketplace, there may be a reduction in the acceptance of TCP/IP, which would have a material adverse effect on the Company's business, financial condition and results of operations.

     Proprietary Rights. The Company considers its implementations of the TCP/IP protocol, its OnNet(R) Kernel software and PC/TCP(R) Kernel software, to be proprietary and relies primarily on a combination of copyrights, trademarks, trade secret law and contracts to protect such proprietary implementations. However, the basic TCP/IP protocols are non-proprietary and other parties have developed their own versions. See "Competition" above.

     The Company generally enters into confidentiality and/or license agreements with its consultants, distributors, customers and potential customers and limits access to and distribution of its source code and other proprietary information. Although the Company currently has no issued patents, the number of patents granted on software inventions is increasing. Consequently, there is a growing risk of third parties asserting patent claims against the Company. In the future, the Company may receive communications from third parties asserting that the Company's products infringe, or may infringe, the patents or other proprietary rights of such third parties, or seeking indemnification against such infringement, or

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asserting that the Company must obtain a license from such third parties. Such communications, and any resulting litigation, could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, financial condition and results of operations. If any claims or actions were to be asserted against the Company and the Company were required to seek a license of a third party's intellectual property, there can be no assurance that the Company would be able to acquire such a license on reasonable terms or at all, and no prediction can be made about the effect that such license might have on the Company's business, financial condition or results of operations. Should litigation with respect to any such claim commence, such litigation could be extremely expensive and time consuming and could materially adversely affect the Company's business, financial condition and results of operations regardless of the outcome of the litigation.

     Marketing and Distribution Risks. As part of its sales and marketing strategies, the Company intends to continue to exert significant sales and marketing efforts. There can be no assurance that these efforts will be successful. For example, there can be no assurance that the Company will be able to attract or retain qualified direct sales personnel, that such efforts will result in increased sales of the Company's products, or that such efforts will enable the Company to compete successfully against the larger and better funded sales and marketing organizations of some of its competitors.

     The Company relies significantly on its independent distributors, systems integrators and value-added resellers for certain elements of the marketing and distribution of its products. The agreements in place with these organizations are generally non-exclusive. These organizations are not within the control of the Company, may represent other product lines in addition to those of the Company and are not obligated to purchase products from the Company. There can be no assurance that such organizations will give a high priority to the marketing of the Company's products, and such organizations may give a higher priority to other products, which may include the products of the Company's competitors. Actions of this nature by such organizations could result in a lower sales effort applied to the Company's products and a consequent reduction in the Company's operating results. The Company's results of operations can also be materially adversely affected by changes in the inventory strategies of its resellers, which can occur rapidly and in many cases may not be related to end-user demand.

     The Company may grant its distributors limited rights to exchange unsold products for other products and provide inventory price protection in the event of price reductions by the Company. While the Company provides allowances for projected returns and price protection in certain instances, there can be no assurance that allowances will be sufficient to offset product returns and price protection in the future. Substantial returns of products or a decrease in the price of the Company's products could have a material adverse effect on the Company's business, financial condition and results of operations.

     Government Regulation and Legal Uncertainties. The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to business generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that various laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. For example, the relatively new Communications Decency Act prohibits distribution of

                                       8
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obscene, lascivious or indecent communications on the Internet. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for certain of the Company's products and increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, financial condition or results of operations. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain. Further, due to the encryption technology contained in certain of the Company's products, such products are subject to U.S. export controls. There can be no assurance that such export controls, either in their current form or as may be subsequently enacted, will not limit the Company's ability to distribute products outside of the United States or electronically. While the Company takes precautions against unlawful exportation, the global nature of the Internet makes it virtually impossible to effectively control the distribution of the Company's products. In addition, federal or state legislation or regulation may further limit levels of encryption or authentication technology. Any such export restrictions, new legislation or regulation or unlawful exportation could have a material adverse effect on the Company's business, financial condition and results of operations.

     Litigation Against the Company. On March 14, 1996, a class action lawsuit was filed in the United States District Court for the District of Massachusetts, naming the Company, certain of its officers and two former officers as defendants. The lawsuit, captioned Lawrence M. Greebel v. FTP Software Inc., et
                                    --------------------------------------------
al., Civil Action No. 96-10544, alleges that the defendants publicly issued
- -----
false and misleading statements and omitted to disclose material facts necessary to make statements not false and misleading, which the plaintiffs contend caused an artificial inflation in the price of the Company's common stock. Specifically, the complaint alleges that the defendants knowingly concealed adverse facts and made false or misleading forward and non-forward looking statements concerning the operating results and financial condition of the Company, the effects of the Company's July 1995 corporate restructuring and changing competitive factors in the Company's industry. The lawsuit, which is purportedly brought on behalf of a class of purchasers of the Company's common stock during the period from July 14, 1995 to January 3, 1996, alleges violations of Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-5 thereunder and seeks relief in the form of unspecified compensatory damages, costs and expenses and such other and further relief as the Court deems proper and just. The Company has reviewed the allegations in the lawsuit, believes them to be without merit, and intends to defend itself and its officers vigorously. In order to support an adequate defense, the Company may be required to expend substantial sums for legal and expert fees and costs. The cost of defending the litigation and the outcome of the litigation are uncertain and are not subject to precise estimation. If the lawsuit were determined adversely to the Company, the Company could be required to pay a substantial judgment, which could have a material adverse effect on the Company's business, financial condition and results of operations.

     Litigation Against Firefox. On February 23, 1996, a class action lawsuit, captioned Richard Zeid and Siom Misrahi et al. v. John Kimberley, Frank M.
          ----------------------------------------------------------------
Richardson, Mark A. Rowlinson and Firefox Communications, Inc., Case No. C96
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20136, was filed in the United States District Court for the Northern District
of California, San Francisco Division (transferred to the San Jose Division) naming Firefox and certain of its current and former officers and former directors as defendants. The original complaint alleged that the defendants misrepresented or failed to disclose material facts about Firefox's operations and financial results, which the plaintiffs contended resulted in an artificial inflation of the price of Firefox's common stock. The suit was purportedly brought on behalf of a class of purchasers of Firefox's common stock during the period from August 3, 1995 to January 2, 1996. The original complaint alleged claims for violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 thereunder and sought relief in the form of unspecified compensatory damages, pre- and post-judgment interest, attorneys and expert witness fees and other extraordinary, equitable and/or injunctive relief as permitted by law, equity and the federal statutory provisions under which the suit was brought. On June 5, 1996, the District Court entered an order dismissing plaintiffs' complaint. Certain of plaintiffs' claims that alleged that Firefox was responsible for false and misleading analysts reports, Firefox statements and financial statements were dismissed with leave to amend. In addition, certain of plaintiffs' claims that warnings and disclosures in Firefox's Form 10-Qs were false and misleading were dismissed with prejudice.

     On July 19, 1996, plaintiffs filed an amended complaint. The amended complaint alleges that defendants misrepresented or failed to disclose material facts about Firefox's operations and financial results which the plaintiffs contend resulted in an artificial inflation of the price of Firefox's common stock. The amended complaint is purportedly brought on behalf of a class of purchasers of Firefox's common stock during the period from July 20, 1995 to January 2, 1996. The amended complaint again alleges claims for violations of Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 thereunder and seeks relief in the form of unspecified compensatory damages, pre- and post-judgment interest, attorneys and expert witness fees and such extraordinary, equitable and/or injunctive relief as is permitted by law, equity and the federal statutory provisions under which the suit was brought. Specifically, the amended complaint alleges that defendants knew allegedly material adverse non-public information about Firefox's financial results and business conditions which allegedly was not disclosed, that they improperly directed that certain sales and revenues be recognized and failed to keep adequate reserves and participated in drafting, reviewing and/or approving allegedly misleading statements, releases, analysts reports and other public representations, including disclaimers and warnings of and about Firefox. The amended complaint also alleges that John A. Kimberley, an officer and director of Firefox, and Frank Richardson, a former officer and director of Firefox, are liable as "controlling persons" of Firefox.

     Firefox has reviewed the allegations in the lawsuit, believes them to be without merit and intends to defend itself and its officers and directors vigorously. In order to support an adequate defense, Firefox will be required to spend substantial sums for legal and expert fees and costs. The cost of defending the litigation and the outcome of the litigation are uncertain and cannot be estimated. If the lawsuit were determined adversely to Firefox, Firefox could be required to pay a substantial judgment, which could have a material adverse effect on the Company's business, financial condition and results of operations.

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